EXHIBIT 4.1

UNITED BANCORP, INC.

Certificate No. 001
for 20,600 Shares of

Fixed Rate Cumulative Perpetual
Preferred Stock, Series A

Issued to:

United States Department
of the Treasury

Dated:

January 16, 2009

From Whom Transferred:

Original Issue

NO. ORIGINAL CERTIFICATE	NO. ORIGINAL SHARES	NO. OF SHARES TRANSFERRED
n/a	n/a	n/a

*   *   *

Received CERTIFICATE NO. 001 this ____ day of _____________, 2009.

By

UST Sequence Number 448

Incorporated under the laws of the State of Michigan

Certificate 001	Shares 20,600

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

This is to Certify, that the United States Department of the Treasury is the owner of Twenty Thousand Six Hundred (20,600) fully paid and non-assessable shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A , no par value, of

United Bancorp, Inc.

transferable only by the holder in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

          The Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class of capital stock of the Corporation authorized for issuance, as well as the designation, relative rights, preferences and limitations of each series of any class of capital stock so far as the same may have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series. The shares represented hereby are issued and shall be subject to all the provisions of the Restated Articles of Incorporation and Bylaws of the Corporation, and all amendments thereto, to all of which the holder by acceptance hereof assents.

Dated as of January 16, 2009

Robert K. Chapman, President & Chief Executive Officer	Randal J. Rabe, Secretary

          FOR VALUE RECEIVED, __________________________ hereby sell, assign, and transfer unto _______________________________________     ____________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

          Dated ________________________, 20____
In Presence of:	Shareholder:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.